                                                                  Execution Copy

            --------------------------------------------------------

                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JUNE 14, 2005

                                      AMONG

                            NEWKIRK NAVIGATION CORP.

                                       AND

                            FRANKFORT MARITIME CORP.,
                                  AS BORROWERS,

                           TBS INTERNATIONAL LIMITED,

                          TBS WORLDWIDE SERVICES, INC.

                                       AND

                            WESTBROOK HOLDINGS LTD.,

                                 AS GUARANTORS,

                                       AND

                                 CITIBANK, N.A.
                                    AS LENDER

            --------------------------------------------------------

                                TABLE OF CONTENTS

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                                        i

                                                                            PAGE
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                                       ii

                                                                            PAGE
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                                       iii

SCHEDULES:        4.1        Jurisdictions of Organization and Qualification
                  4.2        Capital Stock and Ownership
                  4.14       Material Contracts
                  6.1        Existing Liens
                  6.3        Existing Investments

EXHIBITS:         A-1        Funding Notice
                  A-2        Conversion/Continuation Notice
                  B          Note
                  C          Compliance Certificate
                  D          Assignment Agreement
                  E          Closing Date Certificate
                  F          Solvency Certificate

                                       iv

                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT, AGREEMENT (the "AGREEMENT") dated as of June 14,
2005, is entered into by and among NEWKIRK NAVIGATION CORP., a corporation organized under the laws of the Republic of the Marshall Islands ("NEWKIRK"),
FRANKFORT MARITIME CORP., a corporation organized under the laws of the Republic of the Marshall Islands ("FRANKFORT" and, together with Newkirk, the
"BORROWERS"), TBS INTERNATIONAL LIMITED, a limited liability company organized under the laws of Bermuda (the "COMPANY"), WESTBROOK HOLDINGS LTD., a corporation organized under the laws of the Republic of the Marshall Islands
("WESTBROOK") and TBS WORLDWIDE SERVICES, INC., a corporation organized under the laws of the Republic of the Marshall Islands ("TBS WW") and Citibank, N.A.,
as the lender hereunder ("CITIBANK") and each other lender that from time to time may become party hereto (the "LENDERS").

                                    RECITALS:

     WHEREAS, Lenders are willing to make the Advances available to the
Borrowers upon the terms and subject to the conditions set forth herein.

     WHEREAS, the obligations of each Borrower hereunder are guaranteed by each
Credit Party (other than such Borrower).

     WHEREAS, Newkirk and Frankfort (collectively, the "BORROWERS") are willing to grant to the Lenders a security interest in the Collateral to secure the loans and other financial accommodations being granted by the Lenders.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Company, Guarantors and Lenders hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "ADJUSTED LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Advance, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i)
(a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Citibank to be the offered rate which appears on the page of the
Telerate Screen which displays an average British Bankers Association Interest
Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00
a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Citibank to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for
deposits (for delivery on the first day of

such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate
Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Citibank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Advance of Citibank, in its capacity as a Lender, for which Adjusted LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time)
on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

          "ADVANCE" means an Advance made by a Lender to a Borrower pursuant to
Section 2.1(a) (Commitments).

          "ADVANCE EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Advances of such
Lender; provided, at any time prior to the making of the Advances, the Advance
Exposure of any Lender shall be equal to its Commitment.

          "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its
Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its
Subsidiaries or any property of Company or any of its Subsidiaries.

          "AFFECTED LENDER" as defined in Section 2.14(b) (Illegality or
Impracticality of LIBOR Advances).

          "AFFECTED ADVANCES" as defined in Section 2.14(b) (Illegality or
Impracticality of LIBOR Advances).

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that
Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGGREGATE AMOUNTS DUE" as defined in Section 2.13 (Ratable Sharing).

          "AGREEMENT" means this Revolving Credit Agreement, dated as of June
14, 2005, as it may be amended, supplemented or otherwise modified from time to time.

          "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any LIBOR
Advance, the maximum rate, expressed as a decimal, at which reserves (including, without

limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against
"Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal
Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR or any other interest rate of an Advance is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances. A LIBOR Advance shall be deemed to constitute
Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Advances shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a
Credit Party), in one transaction or a series of transactions, of all or any part of a Credit Party's businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of its Subsidiaries, other than inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued).

          "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Citibank.

          "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled
"Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BASE RATE" shall mean a fluctuating interest rate per annum which shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent)
of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or if such publication shall be suspended or terminated on the basis of quotations for such rates received by Citibank from

three New York certificate of deposit dealers of recognized standing selected by
Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month United States dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by
Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring
United States dollar deposits of the Bank in the United States.

          "BASE RATE ADVANCE" means an Advance bearing interest at a rate determined by reference to the Base Rate.

          "BORROWERS" is defined in the preamble hereto.

          "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with Adjusted LIBOR or any LIBOR Advances, the term "Business Day" shall mean any day which is a
Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "CASH" means money, currency or a credit balance in any demand or deposit account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i)
marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the
United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least
A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from

Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a)
has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either
S&P or Moody's.

          "CHANGE OF CONTROL" means, at any time, (i) any Person or "group"
(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of 51% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; (ii)
Company shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Borrower and the other Guarantors; or (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of
Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

          "CLOSING DATE" means the date on which the initial Advance is made and all of the conditions precedent to closing set forth in Section 3 are satisfied or waived.

          "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit F-1.

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, and all other instruments, documents and agreements delivered by any Credit
Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Lenders, a Lien on any real, personal or mixed property of that
Credit Party as security for the Obligations.

          "COMPANY" as defined in the preamble hereto.

          "COMMITMENT" means the commitment of a Lender to make or otherwise fund any Advance and "Commitments" means such commitments of all Lenders in the aggregate. The aggregate amount of Citibank's Commitment as of the Closing Date is $12,000,000.

          "COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Commitment Termination Date.

          "COMMITMENT TERMINATION DATE" means the earliest to occur of (i) May
31, 2006, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.9(b) (Voluntary Commitment Reductions), and (iii) the date of the termination of the Commitments pursuant to Section 7.1 (Events of Default).

          "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

          "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i)
the sum, without duplication, of the amounts for such period of (a) Consolidated
Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f)
other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing
Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate agreements, but excluding, however, any fees payable to Citibank on or before the Closing Date.

          "CONSOLIDATED NET INCOME" means, for any period, (i) the net income
(or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of
Company) in which any other Person (other than Company or any of its
Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its
Subsidiaries by such Person during such period, (b) the income (or loss) of any
Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any
Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its
Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT TO EBITDA" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt to (ii) Consolidated
Adjusted EBITDA for the four-Fiscal Quarter Period then ending.

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

          "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation
Notice substantially in the form of Exhibit A-2.

          "CREDIT DATE" means the date of a Credit Extension.

          "CREDIT DOCUMENT" means any of this Agreement, the Guaranty, the
Notes, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any
Lender in connection herewith.

          "CREDIT EXTENSION" means the making of an Advance.

          "CREDIT PARTY" means each Person (other than any Lender or any other representative thereof) from time to time party to a Credit Document.

          "DEBT SERVICE" means, for any period, the sum, without duplication, of the amounts determined for Company and its Subsidiaries on a consolidated basis equal to (i) Consolidated Interest Expense, and (ii) scheduled payments of principal on Consolidated Total Debt.

          "DEBT SERVICE COVERAGE RATIO" means, for any period, the ratio of (a)
Consolidated Adjusted EBITDA for such period, to (b) Debt Service for such period.

          "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and any successor thereto.

          "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section
414(c) of the Internal Revenue Code of which that Person is a member; and (iii)
any member of an affiliated service group within the meaning of Section 414(m)
or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii)
above is a member. Any former ERISA Affiliate of Company or any of its
Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such
Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any
Pension Plan (excluding those for which the provision for 30-day notice to the
PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any
Pension Plan (whether or not waived in accordance with Section 412(d) of the
Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a
Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA
Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on
Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its
Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA
Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on
Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal
Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071
of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee
Benefit Plan other than a Multiemployer Plan or the assets thereof, or against
Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue
Service of notice of the failure of any Pension Plan (or any other

Employee Benefit Plan intended to be qualified under Section 401(a) of the
Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue
Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code;
or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the
Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 7.1 (Events of Default).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum
(expressed, as a decimal, rounded upwards, if necessary, to the next higher
1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by
Federal funds brokers on such day, as published by the Federal Reserve Bank of
New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Citibank, in its capacity as a Lender, on such day on such transactions as determined by Citibank.

          "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its
Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens arising by operation of law.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "FUNDING NOTICE" means a notice substantially in the form of Exhibit
A-1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2 (Accounting Terms), United States generally accepted accounting principles in effect as of the date of determination thereof.

          "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or
Governmental Authority.

                                        9

          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United
States, or a foreign entity or government.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental
Authority.

          "GRANTOR" as defined in the Security Agreement.

          "GUARANTOR" means, with respect to any Borrower, each Credit Party other than such Borrower.

          "GUARANTY" means each Guaranty dated as of the date hereof by each
Guarantor.

          "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i)
the audited financial statements of Company and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Company and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders'
equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of

                                       10

drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation
(whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction.

          "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for
Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such
Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit
Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the
Guaranty)); or (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this
Agreement.

          "INDEMNITEE" as defined in Section 8.3 (Indemnity).

          "INTEREST COVERAGE RATIO" means the ratio as of the last day of any
Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter
Period then ended, to (ii) Consolidated Interest Expense for such four-Fiscal
Quarter Period.

          "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate
Advance, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Advance; and (ii) any LIBOR Advance, the last day of each
Interest Period applicable to such Advance; provided, in the case of each
Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                                       11

          "INTEREST PERIOD" means, in connection with a LIBOR Advance, an interest period of one-, two-, three- or six-months, as selected by a Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i)
initially, commencing on the Credit Date or Conversion/Continuation Date
thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest
Period would otherwise expire on a day that is not a Business Day, such Interest
Period shall expire on the next succeeding Business Day unless no further
Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such
Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Advances shall extend beyond the Commitment Termination
Date.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest
Period, the date that is two Business Days prior to the first day of such
Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any of the
Securities of any other Person (other than a Credit Party); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any
Subsidiary of Company from any Person (other than a Credit Party), of any
Capital Stock of such Person; and (iii) any direct or indirect loan, advance
(other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by a Credit Party to any other Person (other than a Credit
Party), including all indebtedness and accounts receivable from that other
Person that are not current assets or did not arise from sales to that other
Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a
Joint Venture to which such Person is a party.

          "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

          "LIBOR ADVANCE" means an Advance bearing interest at a rate determined by reference to Adjusted LIBOR.

          "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any

                                       12

conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such
Securities.

          "LOAN TO VALUE RATIO" means the ratio of (i) the aggregate
Commitments, to (ii) value of the Ships as determined by the most recent appraisals (that are in form and substance satisfactory to the Lenders)
delivered to the Lenders.

          "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of the
Borrowers and the Guarantors, taken as a whole, or the Company and its
Subsidiaries, taken as a whole; (ii) a significant portion of the industry or business segment in which Company or its Subsidiaries operate or rely upon;
(iii) the ability of any Credit Party to fully and timely perform its
Obligations; (iv) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Lender under any Credit Document.

          "MATERIAL CONTRACT" means any contract or other arrangement (other than charter parties that have a term of two years or less) to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MORTGAGE" means each Mortgage dated as of the date hereof by each
Borrower, as it may be amended, supplemented or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a
"multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means The National Association of Insurance Commissioners, and
any successor thereto.

          "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal
Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

          "NOTE" means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

          "NOTICE" means a Funding Notice or a Conversion/Continuation Notice.

                                       13

          "OBLIGATIONS" means all obligations of every nature of each Credit
Party from time to time owed to the Lenders or any of them, under any Credit
Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit
Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

          "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other
Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such
"Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "PATRIOT ACT" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. 107-56, signed into law October 26, 2001.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" means any Employee Benefit Plan, other than a
Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided:

               (i) immediately prior to, and after giving effect thereto, no
     Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be
     consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

               (iii) in the case of the acquisition of Capital Stock, all of the
     Capital Stock (except for any such Securities in the nature of directors'
     qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned directly or indirectly
     100% by a Credit Party; and

               (iv) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.4 on a pro forma basis after giving effect to

                                       14

     such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.8(d)).

          "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.1 (Liens).

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PROJECTIONS" as defined in Section 4.8 (Projectsion).

          "PRO RATA SHARE" means the percentage obtained by dividing (a) the
Advance Exposure of that Lender by (b) the aggregate Advance Exposure of all
Lenders.

          "REGULATION D" means Regulation D of the Board of Governors of the
Federal Reserve System, as in effect from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw
Hill Corporation.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as
"securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. "Securities
Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof by each Borrower, as it may be amended, supplemented or otherwise modified from time to time.

          "SHIPS" mean the vessels owned by Newkirk and Frankfort, respectively, called the Dakota Belle and the Shawnee Princess.

          "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit F-2.

          "SOLVENT" means, with respect to any Credit Party, that as of the date of determination both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such
Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing
Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to

                                       15

pay such debts as they become due (whether at maturity or otherwise); and (ii)
such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of
Financial Accounting Standard No.5).

          "SUBJECT TRANSACTION" as defined in Section 6.4(e) (Financial
Covenants).

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions)
having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that
Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any
Person controlled by another Person, no ownership interest in the nature of a
"qualifying share" of the former Person shall be deemed to be outstanding.

          "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that
Person is organized or in which that Person's applicable principal office
(and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person
(and/or, in the case of a Lender, its applicable lending office).

          "TYPE OF ADVANCE" means a Base Rate Advance or a LIBOR Advance.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "UNADJUSTED LIBOR COMPONENT" means that component of the interest costs to a Borrower in respect of a LIBOR Advance that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR.

     1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a)
(Quarterly Financial Statements) and 5.1(b) (Annual Financial Statements) shall be prepared in accordance with GAAP as in effect at the time of such preparation
(and delivered together with the reconciliation statements provided for

                                       16

in Section 5.1(d) (Reconciliation), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial statements.

     1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word
"include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or
"but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. ADVANCES

     2.1. ADVANCES.

          (a) Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Advances to the
Borrowers in the aggregate amount up to but not exceeding such Lender's
Commitment; provided, after giving effect to the making of any Advances in no event shall the aggregate principal amount of all outstanding Advances exceeds the Commitments then in effect and provided, further, that Fankfort shall not individually borrow an amount in excess of $9,000,000 and Newkirk shall not individually borrow an amount in excess of $3,000,000. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Commitment
Period. Each Lender's Commitment shall expire on the Commitment Termination Date and all Advances and all other amounts owed hereunder with respect to the
Advances and the Commitments shall be paid in full no later than such date.

          (b) Borrowing Mechanics for Advances.

               (i) Except pursuant to 2.4(d), Advances that are Base Rate
     Advances shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, and Advances that are LIBOR Advances shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

               (ii) Whenever a Borrower desires that Lenders make Advances, such
     Borrower shall deliver to Lenders a fully executed and delivered Funding
     Notice no later than 10:00 a.m. (New York City time) at least three
     Business Days in advance of the proposed Credit Date in the case of a LIBOR
     Advance, and at least one Business Day in advance of the proposed Credit
     Date in the case of an Advance that is a Base Rate Advance. Except as otherwise provided herein, a Funding Notice for an Advance that is a LIBOR
     Advance shall be irrevocable on and after the related Interest Rate

                                       17

     Determination Date, and such Borrower shall be bound to make a borrowing in accordance therewith.

               (iii) Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Lenders shall make the proceeds of such Advances available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars to be credited to the account that such Borrower maintains with Citibank or such other account as may be designated in writing to the Lenders by such
     Borrower.

     2.2. PRO RATA SHARES All Advances shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make an Advance requested hereunder nor shall any
Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make an Advance requested hereunder.

     2.3. USE OF PROCEEDS. The proceeds of the Advances made after the Closing
Date shall be applied by the Borrowers for working capital and general corporate purposes of the Credit Parties, including Permitted Acquisitions by the Company or any of its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or
Regulation X of the Board of Governors of the Federal Reserve System or any
other regulation thereof or to violate the Exchange Act.

     2.4. EVIDENCE OF DEBT; LENDERS' BOOKS AND RECORDS; NOTES.

          (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of each
Borrower to such Lender, including the amounts of the Advances made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or a Borrower's Obligations in respect of any applicable Advances.

          (b) Notes. Each Borrower shall execute and deliver to such Lender
(and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 8.6 (Successors and Assigns))
promptly after such Borrower's receipt of such notice a Note or Notes to evidence such Lender's Commitment.

     2.5. INTEREST ON ADVANCES.

          (a) Except as otherwise set forth herein, each Advance shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) if a Base Rate Advance, at the Base Rate; or

                                       18

               (ii) if a LIBOR Advance, at Adjusted LIBOR plus 2.00%;

          (b) The basis for determining the rate of interest with respect to any
Advance, and the Interest Period with respect to any LIBOR Advance, shall be selected by a Borrower and notified to the Lenders pursuant to the applicable
Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day an Advance is outstanding with respect to which a Funding Notice or
Conversion/Continuation Notice has not been delivered to the Lenders in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Advance shall be a Base Rate
Advance.

          (c) In connection with LIBOR Advances there shall be no more than three (3) Interest Periods outstanding at any time. In the event that a Borrower fails to specify between a Base Rate Advance or a LIBOR Advance or fails to specify an Interest Period for any LIBOR Advance in the applicable Funding
Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period that is the same as the Interest Period then ending
(or in the case of an Advance under a Funding Notice, a three month Interest
Period). As soon as practicable after 10:00 a.m. (New York City time) on each
Interest Rate Determination Date, the Lenders shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest
Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower.

          (d) Interest payable pursuant to Section 2.5(a) shall be computed (i)
in the case of Base Rate Advances on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Advances, on the basis of a
360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Advance, the date of the making of such Advance or the first day of an Interest Period applicable to such
Advance or, with respect to a Base Rate Advance being converted from a LIBOR
Advance, the date of conversion of such LIBOR Advance to such Base Rate Advance, as the case may be, shall be included, and the date of payment of such Advance or the expiration date of an Interest Period applicable to such Advance or, with respect to a Base Rate Advance being converted to a LIBOR Advance, the date of conversion of such Base Rate Advance to such LIBOR Advance, as the case may be, shall be excluded; provided, if an Advance is repaid on the same day on which it is made, one day's interest shall be paid on that Advance.

          (e) Except as otherwise set forth herein, interest on each Advance shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Advance; (ii) upon any repayment of that Advance, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

     2.6. CONVERSION/CONTINUATION.

          (a) Subject to Section 2.14 (Making or Maintaining LIBOR Advance), a
Borrower shall have the option:

                                       19

               (i) to convert at any time all or any part of any Advance equal to $100,000 and integral multiples of $100,000 in excess of that amount from one Type of Advance to another Type of Advance; provided, a LIBOR
     Advance may only be converted on the expiration of the Interest Period applicable to such LIBOR Advance unless the applicable Borrower shall pay all amounts due under Section 2.14 (Making or Maintaining LIBOR Advance) in connection with any such conversion; or

               (ii) upon the expiration of any Interest Period applicable to any
     LIBOR Advance, to continue all or any portion of such Advance equal to
     $100,000 and integral multiples of $100,000 in excess of that amount as a
     LIBOR Advance.

          (b) A Borrower shall deliver a Conversion/Continuation Notice to the
Lenders no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a
Base Rate Advance) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Advance). Except as otherwise provided herein, a
Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR
Advances (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

     2.7. DEFAULT INTEREST. Upon the occurrence and during the continuance of an
Event of Default, the principal amount of all Advances outstanding and, to the extent permitted by applicable law, any interest payments on the Advances or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Advances (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Advances). Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Lender.

     2.8. FEES.

          (a) The Borrowers agree to pay to Lenders commitment fees equal to (i)
the average of the daily difference between (a) the Commitments, and (b) the aggregate principal amount of outstanding Advances times (ii) 0.25%.

          (b) All fees referred to in this Section 2.8 shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

     2.9. VOLUNTARY REPAYMENTS/COMMITMENT REDUCTIONS.

          (a) Repayments.

                                       20

               (i) Any time and from time to time without premium or penalty:

                    (1) with respect to Base Rate Advances, a Borrower may repay any such Advances on any Business Day in whole or, in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, in part;

                    (2) with respect to LIBOR Advances, a Borrower may repay any such Advances on any Business Day in whole or, in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount, in part; and

               (ii) All such repayments shall be made:

                    (1) upon not less than one Business Day's prior written or telephonic notice in the case of Base Rate Advances; and

                    (2) upon not less than three Business Days' prior written or telephonic notice in the case of LIBOR Advances;

in each case given to the Lenders, as the case may be, by 12:00 p.m. (New York
City time) on the date required and, if given by telephone, promptly confirmed in writing to the Lenders. Upon the giving of any such notice, the principal amount of the Advances specified in such notice shall become due and payable on the repayment date specified therein.

          (b) Voluntary Commitment Reductions.

               (i) A Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Lenders at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the aggregate principal amount of all outstanding Advances at the time of such proposed termination or reduction; provided, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of
     $100,000 in excess of that amount.

               (ii) A Borrower's notice to the Lenders shall designate the date
     (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the
     Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Commitment of each Lender proportionately to its Pro
     Rata Share thereof.

     2.10. INTENTIONALLY OMITTED.

     2.11. APPLICATION OF REPAYMENTS. Any prepayment thereof shall be applied first to Base Rate Advances to the full extent thereof before application to
LIBOR Advances, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.14(c)
(Breakage Costs).

                                       21

     2.12. GENERAL PROVISIONS REGARDING PAYMENTS.

          (a) All payments by a Borrower of principal, interest, fees and other
Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the
Lenders not later than 12:00 p.m. (New York City time) on the date due at the
Lenders' lending office; funds received by a Lender after that time on such due date shall be deemed to have been paid by a Borrower on the next succeeding
Business Day.

          (b) All payments in respect of the principal amount of any Advance shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Advance on a date when interest is due and payable with respect to such
Advance) shall be applied to the payment of interest before application to principal.

          (c) Subject to the provisos set forth in the definition of "Interest
Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment fees hereunder.

          (d) The Lenders shall deem any payment by or on behalf of a Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by a Lender until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Such Lender may, but shall not be obligated to give prompt telephonic notice to a Borrower (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a) (Payment Default). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 (Default Interest) from the date such amount was due and payable until the date such amount is paid in full.

     2.13. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary repayment of Advances made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other
Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender)
which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify each other Lender of the receipt of such

                                       22

payment and (b) apply a portion of such payment to purchase participations
(which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment)
in the Aggregate Amounts Due to the other Lenders so that all such recoveries of
Aggregate Amounts Due shall be shared by all Lenders in proportion to the
Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by a Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.14. MAKING OR MAINTAINING LIBOR AdvanceS.

          (a) Inability to Determine Applicable Interest Rate. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto), on any
Interest Rate Determination Date with respect to any LIBOR Advances, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such
Advances on the basis provided for in the definition of Adjusted LIBOR, such
Lender shall on such date give notice (by facsimile, electronic mail or by telephone confirmed in writing) to the applicable Borrower of such determination, whereupon (i) no Advances by such Lender may be made as, or converted to, LIBOR Advances until such time as such Lender notifies such
Borrower that the circumstances giving rise to such notice no longer exist, and
(ii) any Funding Notice or Conversion/Continuation Notice given by a Borrower with respect to the Advances in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

          (b) Illegality or Impracticability of LIBOR Advances. In the event that on any date any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrowers) that the making, maintaining or continuation of its LIBOR Advances (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by facsimile, electronic mail or by telephone confirmed in writing)
to Borrowers of such determination. Thereafter (1) the obligation of the
Affected Lender to make Advances as, or to convert Advances to, LIBOR Advances shall be suspended until such notice shall be withdrawn by the Affected Lender,
(2) to the extent such determination by the Affected Lender relates to a LIBOR
Advance then being requested by a Borrower pursuant to a Funding Notice or a
Conversion/Continuation Notice, the Affected Lender shall make such Advance as
(or continue

                                       23

such Advance as or convert such Advance to, as the case may be) a Base Rate
Advance, (3) the Affected Lender's obligation to maintain its outstanding LIBOR
Advances (the "AFFECTED ADVANCES") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the
Affected Advances or when required by law, and (4) the Affected Advances shall automatically convert into Base Rate Advances on the date of such termination.
Notwithstanding the foregoing, to the extent a determination by an Affected
Lender as described above relates to a LIBOR Advance then being requested by a
Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such
Borrower shall have the option, subject to the provisions of Section 2.14(c)
(Breakage Costs), to rescind such Funding Notice or Conversion/Continuation
Notice as to all Lenders by giving notice (by facsimile, electronic mail or by telephone confirmed in writing) to the Lenders of such rescission on the date on which the Affected Lender gives notice of its determination as described above.
Except as provided in the immediately preceding sentence, nothing in this
Section 2.14(b) shall affect the obligation of any Lender other than an Affected
Lender to make or maintain Advances as, or to convert Advances to, LIBOR
Advances in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods.
Each Borrower shall compensate each Lender, upon written request by such Lender
(which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such
Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Advance does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Advance does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Advances occurs on a date prior to the last day of an Interest Period applicable to that Advance;
or (iii) if any repayment of any of its LIBOR Advances is not made on any date specified in a notice of prepayment given by any Borrower.

          (d) Booking of LIBOR Advances. Any Lender may make, carry or transfer
LIBOR Advances at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of LIBOR Advances. Calculation of
all amounts payable to a Lender under this Section 2.14 and under Section 2.15
(Increased Costs; Capital Adequacy) shall be made as though such Lender had actually funded each of its relevant LIBOR Advances through the purchase of a
Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i)
of the definition of Adjusted LIBOR in an amount equal to the amount of such
LIBOR Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America;
provided, however, each Lender may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under
Section 2.15 (Increased Costs; Capital Adequacy).

                                       24

     2.15. INCREASED COSTS; CAPITAL ADEQUACY.

          (a) Compensation For Increased Costs and Taxes. Subject to the
provisions of Section 2.16 (Taxes) (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine
(which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender)
with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve
(including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Advances that are reflected in the definition of Adjusted LIBOR); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Advances hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office)
with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such
Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to such Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof)
regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Advances or Commitments, or participations therein or other obligations hereunder with respect to the Advances to a level

                                       25

below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by a Borrower from such Lender of the statement referred to in the next sentence, such Borrower shall pay to such
Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to such Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.16. TAXES; WITHHOLDING, ETC.

          (a) Payments to Be Free and Clear. All sums payable by any Credit
Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the
United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the
United States of America or any such jurisdiction is a member at the time of payment.

          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to any Lender under any of the
Credit Documents: (i) the Borrowers shall notify the Lenders of any such requirement or any change in any such requirement as soon as a Credit Party becomes aware of it; (ii) the Borrowers shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on such Lender) on behalf of and in the name of such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such
Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv)
within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the
Borrower shall deliver to such Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each
Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                                       26

     2.17. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its
Advances becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14 (Making or
Maintaining LIBOR Advances), 2.15 (Increased Costs; Capital Adequacy) or 2.16
(Taxes), it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Advances, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14 (Making or Maintaining LIBOR Advances),
2.15 (Increased Costs; Capital Adequacy) or 2.16 (Taxes) would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Advances through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Advances or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless the Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this Section
2.17 (setting forth in reasonable detail the basis for requesting such amount)
submitted by such Lender to the Borrowers shall be conclusive absent manifest error.

SECTION 3. CONDITIONS PRECEDENT

     3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver of the following conditions on or before the Closing Date:

          (a) Credit Documents. Citibank shall have received a copy of each
Credit Document originally executed and delivered by each applicable Credit
Party.

          (b) Organizational Documents; Incumbency. Citibank shall have received
(i) a copy of each Organizational Document executed and delivered by each Credit
Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party;
(iii) resolutions of the Board of Directors or similar governing body of each
Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the
Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as
Citibank may reasonably request.

                                       27

          (c) Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries, shall be as set forth on
Schedule 4.1.

          (d) Transaction Costs. On or prior to the Closing Date, Company shall have paid all fees, costs and expenses of Lender payable by Company or any of
Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

          (e) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Citibank.
All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the
Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          (f) Ships. In order to create in favor of the Lenders a valid and perfected and enforceable First Preferred Mortgages on the Ships on the Closing
Date (subject to any filing and/or recording referred to herein), each Borrower shall have delivered to Citibank copies of all documents necessary to record and/or file the Mortgages with the Panamanian registry, the country of registry of the Ships, in the Consulate of Panama in New York on the Closing Date and
subsequently, in Panama City, Panama, including those items listed below and each Borrower shall have taken all such actions to so record and/or file the
Mortgages with the Panamanian registry in the Consulate of Panama in New York on the Closing Date:

               (i) the results of a recent search, by a Person satisfactory to
     Citibank, of all effective mortgages made with respect to the Ships in the relevant jurisdictions, together with copies of all such filings disclosed by such search, and (B) termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective mortgages disclosed in such search;

               (ii) fully executed and notarized Mortgages encumbering the
     Ships, in proper form for recording in Panama which shall be validly recorded and/or filed with the Panamanian Consulate in New York and written confirmation by the Borrower that such preliminary filing has been adequately completed by the Borrower;

               (iii) a fully executed and notarized power of attorney for each
     Borrower's counsel acting in connection with the recording of the
     Mortgages;

               (iv) Citibank shall be satisfied with the collateral arrangements relating to the Ships, including the country of registry for the Ships;

               (v) an opinion of counsel (which counsel shall be reasonably satisfactory to Citibank) in each jurisdiction in which a Ship is with respect to the

                                       28

     enforceability of the form of Mortgages to be recorded in the Panamanian
     Consulate in New York and in Panama and such other matters as Citibank may reasonably request, in each case in form and substance reasonably satisfactory to Citibank.

          (g) Personal Property Collateral. In order to create in favor of the
Lenders a valid, perfected First Priority security interest in the personal property Collateral, Citibank shall have received:

               (i) evidence satisfactory to the Citibank of the compliance by each Borrower of their obligations under the Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements).

               (ii) the results of a recent search, by a Person satisfactory to
     Citibank, of all effective UCC financing statements (or equivalent filings)
     made with respect to any personal or mixed property of any Borrower in the relevant jurisdictions, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents)
     duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

               (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Citibank) with respect to the creation and perfection of the security interests in favor of the Lenders in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit
     Party or any personal property Collateral is located as Citibank may reasonably request, in each case in form and substance reasonably satisfactory to Citibank; and

               (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument
     (including without limitation a collateral assignment of earnings executed by each third party and by the applicable Credit Party) and made or caused to be made any other filing and recording (other than as set forth herein)
     reasonably required by Citibank.

          (h) Financial Statements; Projections. Citibank shall have received from Company the Historical Financial Statements, and (ii) the Projections.

          (i) Evidence of Insurance. Citibank shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 (Insurance) is in full force and effect and that the Lenders have been named as additional insured and loss payee thereunder to the extent required under Section 5.5 (Insurance).

          (j) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions New York, Panama and Bermuda counsel for Credit
Parties, in the form and substance satisfactory to

                                       29

Citibank and as to such other matters as Citibank may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Citibank (and each Credit Party hereby instructs such counsel to deliver such opinions to the Lenders).

          (k) Solvency Certificate. On the Closing Date, Citibank shall have received a Solvency Certificate from (or on behalf of) Company and each
Borrower.

          (l) Closing Date Certificate. Company shall have delivered to Citibank an originally executed Closing Date Certificate, together with all attachments thereto.

          (m) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or
Governmental Authority that, in the reasonable opinion of Citibank, singly or in the aggregate, materially impairs the transactions contemplated by the Credit
Documents or that could have a Material Adverse Effect.

          (n) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Citibank and its counsel shall be satisfactory in form and substance to Citibank and such counsel, and Citibank and such counsel shall have received all such counterpart originals or certified copies of such documents as
Citibank may reasonably request.

          (o) Appraisals. Citibank shall have received appraisals with respect to the Ships in form and substance satisfactory to Citibank.

          (p) Other Information. Company and Borrowers shall have delivered to
Citibank information pertaining to the Ships, including tonnage, maintenance, next major maintenance, existing employment, revenue per vessel, operating expenses, maintenance expense and daily running expenses and net cash flow per vessel, to the satisfaction of Citibank.

          (q) Deposit Account. Company shall, prior to or on the Closing Date, have established a deposit relationship with Citibank.

     3.2. CONDITIONS TO EACH CREDIT EXTENSION.

          (a) Conditions Precedent. The obligation of each Lender to make any
Advance on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver of the following conditions precedent:

               (i) each Lender shall have received a fully executed and
     delivered Funding Notice or Issuance Notice by the applicable Borrower, as the case may be;

               (ii) after making the Credit Extensions requested on such Credit
     Date, the aggregate principal amount of all outstanding Advances shall not exceed the Commitments then in effect;

                                       30

               (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

               (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit
     Extension that would constitute an Event of Default or a Default.

Any Lender shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Lender such request is warranted under the circumstances.

          (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to each Lender. In lieu of delivering a Notice, a Borrower may give each Lender telephonic notice by the required time of any proposed borrowing, conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable
Notice to such Lender on or before the applicable date of borrowing, continuation/conversion or issuance. No Lender shall incur any liability to a
Borrower in acting upon any telephonic notice referred to above that such Lender believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of a Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each
Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender on the Closing Date and on each Credit Date, that the following statements are true and correct:

     4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each such
Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b)
has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of the Credit
Parties has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party is a party requiring, and there is no membership interest or other Capital Stock of any Credit Party outstanding which upon

                                       31

conversion or exchange would require, the issuance by such Credit Party of any additional membership interests or other Capital Stock of a Credit Party or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any
Credit Party. Schedule 4.2 correctly sets forth the ownership interest of Credit
Party in their respective Subsidiaries as of the Closing Date.

     4.3. DUE AUTHORIZATION. The execution, delivery and performance of the
Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4. NO CONFLICT. The execution, delivery and performance by each Credit
Parties of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents do not and will not:

          (a) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, any of the Organizational Documents of such Credit Party, or any order, judgment or decree of any court or other agency of government binding on such Credit Party except to the extent such violation could not be reasonably expected to have a Material Adverse Effect;

          (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect;

          (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Lenders); or

          (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such
Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a
Material Adverse Effect.

     4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by
Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Lenders for filing and/or recordation, as of the Closing Date.

     4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit
Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                                       32

     4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements
were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries, taken as a whole.

     4.8. PROJECTIONS. On and as of the Closing Date, the Projections of Company
and its Subsidiaries for the period Fiscal Year 2005 through and including
Fiscal Year 2006 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

     4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2004 no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings,
individually or in the aggregate, that could reasonably be expected to have a
Material Adverse Effect. No Credit Party (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect.

     4.11. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3
(Taxes), all tax returns and reports of the Credit Parties required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Credit Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assessment against any Credit
Party which is not being actively contested by such Credit Party in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.12. PROPERTIES. Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective

                                       33

Historical Financial Statements referred to in Section 4.7 (Historical Financial
Statements) and in the most recent financial statements delivered pursuant to
Section 5.1 (Financial Statements and Other Reports), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.5 (Fundamental
Changes). Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     4.13. NO DEFAULTS. Neither Company nor any of its Subsidiaries is in
default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.14. MATERIAL CONTRACTS. Schedule 4.14 contains a true, correct and complete list of all the Material Contracts of the Borrowers in effect on the
Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

     4.15. GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries
is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur
Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.16. MARGIN STOCK. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Advances made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of
Governors.

     4.17. EMPLOYEE MATTERS. Neither Company nor any of its Subsidiaries is
engaged in any unfair labor practice that could reasonably be expected to have a
Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its
Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving
Company or any of its Subsidiaries that could reasonably be expected to have a
Material Adverse Effect, and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity

                                       34

that is taking place, except (with respect to any matter specified in clause
(a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.18. EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each
Employee Benefit Plan, and have performed all their obligations under each
Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such
Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit
Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or
any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates.
No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits
(through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA
Affiliates. The present value of the aggregate benefit liabilities under each
Pension Plan sponsored, maintained or contributed to by Company, any of its
Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan.
As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its
Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all
Multiemployer Plans, based on information available pursuant to Section 4221(e)
of ERISA. is zero. Company, each of its Subsidiaries and each of their ERISA
Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer
Plan.

     4.19. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     4.20. SOLVENCY. Each Credit Party is and, upon the incurrence of any
Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.21. COMPLIANCE WITH STATUTES, ETC. Each of Company and its Subsidiaries
is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all laws governing its business and the requirements of any
Governmental Authorizations in respect of the operations of Company or

                                       35

any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

     4.22. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its
Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the
Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to each
Lender:

          (a) Quarterly Financial Statements. As soon as available, and in any event within forty five (45) days after the end of each of the first three
Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of
Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

          (b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the financial plan for the Fiscal Year covered by such

                                       36

financial statements, in reasonable detail, together with a Financial Officer
Certification and a Narrative Report with respect thereto; and (ii) with respect such consolidated financial statements a report thereon of PriceWaterhouse
Cooper or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Lenders (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its
Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2)
whether, in connection therewith, any condition or event that constitutes a
Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance
Certificate is not correct or that the matters set forth in such Compliance
Certificate are not stated in accordance with the terms hereof;

          (c) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a) and
5.1(b), a duly executed and completed Compliance Certificate;

          (d) Statements of Reconciliation after Change in Accounting
Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Lenders;

          (e) Notice of Default. Promptly upon any officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to a Credit Party with respect thereto; (ii) that any Person has given any notice to a Credit Party or taken any other action with respect to any event or condition set forth in Section
7.1(b) (Default in Other Agreements); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a
Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action
Company has taken, is taking and proposes to take with respect thereto;

                                       37

          (f) Notice of Litigation. Promptly upon any officer of any Credit
Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by a Credit Party to
Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to a Credit Party to enable
Lenders and their counsel to evaluate such matters;

          (g) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal
Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial
Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal
Revenue Service with respect to each Pension Plan; (2) all notices received by
Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee
Benefit Plan as the Lenders shall reasonably request;

          (h) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new
Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the
Lenders (to the extent such delivery is permitted by the terms of any such
Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(h)), and an explanation of any actions being taken with respect thereto;

          (i) Information Regarding Collateral. (a) The Credit Parties will furnish to the Lenders prompt written notice of any change (i) in any Borrower's corporate name, (ii) in any Borrower's identity or corporate structure or (iii)
in any Borrower's Federal Taxpayer Identification Number. The Credit Parties
agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lenders to continue at all times following such change to have a valid, legal and perfected security interest in all the
Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral
Documents. The Credit Parties also agree promptly to notify the Lenders if any material portion of the Collateral is damaged or destroyed.

          (j) Ship Information. Each year, at the time of delivery of quarterly financial statements with respect to the preceding Fiscal Quarter pursuant to
Section 5.1(a) (Quarterly Financial Statements), Company shall deliver to the
Lenders reports of the number of ships

                                       38

owned or bareboat chartered by the Company's subsidiaries, and other financings of the Credit Parties.

          (k) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than
Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and
Exchange Commission or any governmental or private regulatory authority, (iii)
all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries, and (B) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

     5.2. EXISTENCE. Except as otherwise permitted under Section 6.5
(Fundamental Changes), each Credit Party will, and will cause each of its
Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and Governmental
Authorizations material to its business; provided, no Credit Party or any of its
Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and Governmental Authorizations if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such
Person or to Lenders.

     5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its
Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

     5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such
Credit Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5. INSURANCE. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property

                                       39

damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of such Persons as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each Borrower will maintain or cause to be maintained (i) hull insurance for an amount no less than the full commercial value of the vessel and in no event for an amount, together with the insured value of all other vessels mortgaged to the Lenders, less than 120% of the unpaid principal amount of the
Advances that may be outstanding from time to time, and (ii) protection and indemnity liability insurance, including pollution liability, in such amounts, and under such policies or contracts of insurance, and with such insurance companies and/or protection and indemnity clubs or associations, and covering such marine and non-marine risks, including pollution liability, as are at all times carried or maintained under similar circumstances by Persons of established reputation owning and/or operating vessels similar to the Ships.
Each such policy or contract of insurance shall (i) name the Lenders as an additional insureds thereunder as its interests may appear and (ii) in the case of each policy or contract affording hull insurance, contain a loss payable clause or endorsement, satisfactory in form and substance to the Lenders, that names the Lenders as the loss payee thereunder and provides for at least thirty
(30) days' prior written notice to the Lenders of any modification or cancellation of such policy.

     5.6. INSPECTIONS; APPRAISAL. Each Credit Party will permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Not more than once during any Fiscal Year, the
Lenders may request, and the Credit Parties shall provide promptly thereafter, appraisals of the Ships, such appraisals to be in form and substance satisfactory to the Lenders.

     5.7. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8. FURTHER ASSURANCES. At any time or from time to time upon the request of the Lenders, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lenders may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Lenders may reasonably request from time to time to ensure that the Obligations are guarantied by the
Guarantors and are secured by substantially all of the assets of the Borrowers.

     5.9. CLEAN UP. Repay, prepay or not borrow Advances so that, for a period of at least thirty (30) consecutive days within each calendar year, the
Borrowers collectively shall not have any outstanding Advances hereunder.

                                       40

     5.10. MORTGAGE FILINGS. Following the Closing Date each Borrower shall take every step necessary to record the Mortgages in the Panamanian flag registry in
Panama City, Panama within a reasonable time after the Closing Date and, upon such filing, shall provide written confirmation that such filing has been adequately completed.

     5.11. Release of Vessel from Seizure or ATTACHMENT. In the event a Ship is seized or attached by a claimant asserting a lien on the Ship or a claim against the Borrower then the Borrower shall immediately secure the release of the Ship from the seizure or the attachment by a protection-and-indemnity club letter of undertaking or other suitable bond sufficient to release the Ship from the lien or claim said to justify the seizure or attachment. In the event a Ship has been seized or attached and has not been released within forty-eight hours of the seizure or attachment then the Borrower shall immediately notify the Lenders.

SECTION 6. NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, all covenants in this Section 6.

     6.1. LIENS. None of Company or any Borrower shall directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Person, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute or under any law of any jurisdiction, except:

          (a) Liens in favor of the Lenders granted pursuant to any Credit
Document;

          (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other
Liens imposed by law, in each case incurred in the ordinary course of business
(i) for amounts not yet overdue or (ii) for amounts that are overdue and that
(in the case of any such amounts overdue for a period in excess of five days)
are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                                       41

          (e) Liens solely on any cash earnest money deposits made by Company or any Borrower in connection with any letter of intent or purchase agreement permitted hereunder;

          (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (g) Liens described in Schedule 6.1.

     6.2. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b)
restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Borrower shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.3. INVESTMENTS. No Credit Party shall directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

          (a) Cash Equivalents;

          (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in wholly-owned Subsidiaries of
Company;

          (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii)
deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of such Credit Party;

          (d) intercompany loans;

          (e) capital expenditures;

          (f) loans and advances to employees of Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate;

          (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.5 (Fundamental Changes); and

          (h) Investments described in Schedule 6.3.

     6.4. FINANCIAL COVENANTS.

          (a) Minimum Debt Service Coverage Ratio. Company shall not permit the
Debt Service Coverage as of the last day of any Fiscal Quarter, to be less than
2.00 to 1.00.

                                       42

          (b) Maximum Consolidated Total Debt to EBITDA Ratio. Company shall not permit the Consolidated Total Debt to EBITDA Ratio as of the last day of any
Fiscal Quarter, to exceed 3.00 to 1.00.

          (c) Minimum Interest Coverage Ratio. Company shall not permit the
Interest Coverage Ratio as of the last day of any Fiscal Quarter, to be less than 3.00 to 1.00.

          (d) Maximum Loan to Value Ratio. Company shall not permit the Loan to
Value Ratio as of the date of delivery of the Financial Statements required to be delivered under Section 5.1(b) (Annual Financial Statements), to exceed 0.80.

          (e) Certain Calculations. With respect to any period during which a
Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT
TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.4, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of
Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Advances incurred during such period).]

     6.5. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit
Party shall enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) any Credit Party may be merged with or into a Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Credit Party; provided, in the case of such a merger, a Credit Party shall be the continuing or surviving
Person;

          (b) sales or other dispositions of assets that do not constitute Asset
Sales;

                                       43

          (c) Asset Sales by Credit Parties other than the Borrowers (other than any sale by a Credit Party of the Capital Stock of any Borrower);

          (d) disposals of obsolete, worn out or surplus property;

          (e) Permitted Acquisitions; and

          (f) Investments made in accordance with Section 6.3 (Investments).

     6.6. SALES AND LEASE-BACKS. No Borrower shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower to any Person in connection with such lease.

     6.7. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall engage in any business other than (i) the businesses engaged in by such
Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by the Lenders.

     6.8. FISCAL YEAR. No Credit Party shall change its Fiscal Year-end from
December 31.

SECTION 7. EVENTS OF DEFAULT

     7.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

          (a) Failure to Make Payments When Due. Failure by any Borrower to pay
(i) when due any principal of any Advance, whether at stated maturity, by acceleration, by notice of voluntary repayment, by mandatory prepayment or otherwise; or (ii) any interest on any Advance or any fee or any other amount due hereunder within five (5) days after the date due; or

          (b) Default in Other Agreements. (i) Failure of any Credit Party to
pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a) (Payment Default)) in an individual or aggregate principal amount of $1,000,000 or more beyond the grace period, if any, provided therefor;
or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

                                       44

          (c) Breach of Certain Covenants. Failure of any Credit Party to
perform or comply with any term or condition contained in Section 2.6 (Use of
Proceeds), Section 5.2 (Existence), Section 5.10 (Mortgage Filings) or Section 6
(Negative Covenants); or

          (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any
Credit Document or in any statement or certificate at any time given by any
Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

          (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 7.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such
Credit Party becoming aware of such default or (ii) receipt by Company of notice from any Lender of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (ii) shall continue for sixty (60)
days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit
Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any
Credit Party shall make any assignment for the benefit of creditors; or (ii) any
Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f) (Involuntary
Proceeding); or

                                       45

          (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate in an amount in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit
Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

          (j) Change of Control. A Change of Control shall occur; or

          (k) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the
Lenders shall not have or shall cease to have a valid and perfected Lien in any
Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of any Lender to take any action within its control, or (iii)
any Credit Party shall contest the validity or enforceability of any Credit
Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section
7.1(f) (Involuntary Proceeding) or 8.1(g) (Voluntary Proceeding), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Lenders, upon notice to tge Borrowers by the Lenders,
(A) the Commitments, if any, of each Lender shall immediately terminate; (B)
each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Advances, and (II) all other Obligations;
and (C) the Lenders may enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 8. MISCELLANEOUS

     8.1. NOTICES. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

                                       46

If to Citibank             Citibank, N.A.
                           450 Mamaroneck Avenue
                           Harrison, NY 10528
                           Attention:  John V. Raleigh
                           Tel:  914.899.7347
                           Email:  john.v.raleigh@citigroup.com
                                   ----------------------------

                           with a copy to:

                           DLA Piper Rudnik Gray Cary US LLP
                           1251 Avenue of the Americas
                           New York, NY 10020
                           Attention: Richard Fries
                           Tel: 212.835.6215
                           Email: Richard.fries@dlapiper.com

                                       47

If to the Company, the     c/o TBS International Limited
Borrowers or any other     Suite 306
Credit Party:              Commerce Building
                           One Chancery Lane
                           Hamilton HM 12
                           Bermuda

                           Mailing Address:

                           P. O. Box HM 2522
                           Hamilton HMGX
                           Bermuda

                           Attention: William J. Carr
                           Telephone: 1441 295 9230
                           Fax: 1441 295 4957

                           with a copy to:

                           TBS Shipping Services Inc.
                           612 East Grassy Sprain Road
                           Yonkers, NY 10710 USA

                           Attention: Ferdinand Lepere
                           Telephone: 914.961.1000
                           Fax: 914.961.5121

                           And

                           Cardillo & Corbett
                           29 Broadway
                           New York, NY 10006 USA
                           Attention: Tulio R. Prieto
                           Telephone: 212.344.0464
                           Fax: 212.797.1212

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express,
ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by facsimile. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business
Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m. (New York time), recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any

                                       48

notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above.

     8.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties;
(c) the reasonable fees, expenses and disbursements of counsel to the Lenders
(in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit
Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the
Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Lenders and of counsel providing any opinions that any Lender may request in respect of the
Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the
Lenders and their counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Lender in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Lender in enforcing any
Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of
Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     8.3. INDEMNITY.

          (a) In addition to the payment of expenses pursuant to Section 8.2
(Expenses), whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees'
selection of counsel), indemnify, pay and hold harmless, each Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified
Liabilities; provided, no Credit Party shall have any obligation to any
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit

                                       49

Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified
Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

          (b) To the extent permitted by applicable law, neither Company nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     8.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each
Credit Party at any time or from time to time subject to the consent of the
Lenders (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit
Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Advances or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to each Lender a security interest in all deposit accounts maintained with such Lender as security for the Obligations.

     8.5. AMENDMENTS AND WAIVERS.

          (a) Lenders' Consent. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Lenders.

          (b) Execution of Amendments, etc. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further

                                       50

notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 8.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     8.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.
Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby,
Affiliates of each of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its
Commitment, Advances or other Obligation owing to it (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Advance and any related
Commitments) and shall be consented to by each of the Borrowers and Citibank
(such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Borrowers, required at any time an Event of Default shall have occurred and then be continuing); provided, further, each such assignment pursuant to this Section 8.6(b) shall be in an aggregate amount of not less than $1,000,000
(or such lesser amount as may be agreed to by the Borrowers and Citibank or as shall constitute the aggregate amount of the Commitments and Advances of the assigning Lender) with respect to the assignment of the Commitments and
Advances.

          (c) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Borrowers an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment
Agreement may be required to deliver to the Borrowers pursuant to Section 2.16
(Taxes; Withholding).

          (d) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment
Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment
Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Advances, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Advances for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Advances within the meaning of the
Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 8.6, the disposition of such Commitments or Advances or any interests therein shall at all times remain within its exclusive control).

                                       51

          (e) Effect of Assignment. Subject to the terms and conditions of this
Section 8.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning
Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section
8.8 (Survival)) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning
Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a
Lender hereunder); (iii) the Commitments shall be modified to reflect the
Commitment of such assignee and any Commitment of such assigning Lender, if any;
and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the
Borrowers for cancellation, and thereupon each Borrower shall issue and deliver new Notes to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Advances of the assignee and/or the assigning Lender.

          (f) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its
Subsidiaries or any of its Affiliates) in all or any part of its Commitments,
Advances or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i)
extend the final scheduled maturity of any Advance or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Advance shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Advances hereunder in which such participant is participating. The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.14(c) (Breakage
Costs), 2.15 (Increased Costs; Capital Adequacy) and 2.16 (Taxes; Withholding)
to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, a participant shall not be entitled to receive any greater payment under Section 2.15
(Increased Costs; Capital Adequacy) or 2.16 (Taxes; Withholding) than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with a Borrower's prior written consent . To the

                                       52

extent permitted by law, each participant also shall be entitled to the benefits of Section 8.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 (Ratable Sharing) as though it were a Lender.

          (g) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 8.6, (i) any Lender may assign and/or pledge all or any portion of its Advances, the other Obligations owed by or to such
Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to
Regulation A of the Board of Governors of the Federal Reserve System and any
operating circular issued by such Federal Reserve Bank; provided, no Lender, as between any Credit Party and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning
Lender to take or omit to take any action hereunder.

     8.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     8.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All
representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.
Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c) (Breakage Costs),
2.15 (Increased Costs; Capital Adequacy), 2.16 (Taxes; Withholding), 8.2
(Expenses), 8.3 (Indemnity) and 8.4 (Set-Off) and the agreements of Lenders set forth in Sections 2.13 (Ratable Sharing) shall survive the payment of the
Advances and the termination hereof.

     8.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any
Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.
Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     8.10. MARSHALLING; PAYMENTS SET ASIDE. No Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other
Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Lenders, or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be

                                       53

repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     8.11. SEVERABILITY. In case any provision in or obligation hereunder or any
Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     8.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The
obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     8.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     8.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS
OF LAW PRINCIPLES THEREOF.

     8.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY
CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR
ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF
COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING
AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION
WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE
NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF
FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN
RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN
ACCORDANCE WITH SECTION 8.1 (NOTICES); (D) AGREES THAT SERVICE AS PROVIDED IN
CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE
APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND

                                       54

OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E)
AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS
OF ANY OTHER JURISDICTION.

     8.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO
WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION
BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR
ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN
TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE
SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES
THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS
TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND
ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT
THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT
EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT
EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH
PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER
WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY
TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS
IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING
(OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO
ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY
OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING
TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE
FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     8.17. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Company and its business identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i)
disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 8.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Advances or any participations therein,
(iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential

                                       55

information relating to the Credit Parties received by it from any Lender, and
(iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process;
provided, unless specifically prohibited by applicable law or court order, each
Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

     8.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Advances made hereunder shall bear interest at the Highest Lawful
Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Advances made hereunder are repaid in full the total interest due hereunder
(taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Advances made hereunder or be refunded to a Borrower.

     8.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     8.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Credit Party and each Lender of written or telephonic notification of such execution and authorization of delivery thereof.

     8.21. PATRIOT ACT NOTICE. Each Lender hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act. Each Credit Party shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lenders in order to assist the Lenders in maintaining compliance with the Patriot Act.

                  [Remainder of page intentionally left blank]

                                       56

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                TBS INTERNATIONAL LIMITED

                                                By: /s/ Tara C. DeMakes
                                                    ----------------------------
                                                    Name: Tara C. DeMakes
                                                    Title: Attorney-in-Fact

                                                NEWKIRK NAVIGATION CORP.

                                                By: /s/ Tara C. DeMakes
                                                    ----------------------------
                                                    Name: Tara C. DeMakes
                                                    Title: Attorney-in-Fact

                                                FRANKFORT MARITIME CORP.

                                                By: /s/ Tara C. DeMakes
                                                    ----------------------------
                                                    Name: Tara C. DeMakes
                                                    Title: Attorney-in-Fact

                                                WESTBROOK HOLDINGS LTD.

                                                By: /s/ Tara C. DeMakes
                                                    ----------------------------
                                                    Name: Tara C. DeMakes
                                                    Title: Attorney-in-Fact

                                                TBS WORLDWIDE SERVICES, INC.

                                                By: /s/ Tara C. DeMakes
                                                    ----------------------------
                                                    Name: Tara C. DeMakes
                                                    Title: Attorney-in-Fact

                                                CITIBANK, N.A.,
                                                as Lender

                                                By: /s/ John Raleigh
                                                    ----------------------------
                                                    Authorized Signatory

                                                                     EXHIBIT A-1
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                                 FUNDING NOTICE

--------------------------------------------------------------------------------
                                                                     EXHIBIT A-2
                                                         TO THE CREDIT AGREEMENT
                                     FORM OF
                         CONVERSION/CONTINUATION NOTICE

--------------------------------------------------------------------------------
                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT

                                      NOTE

--------------------------------------------------------------------------------
                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                             COMPLIANCE CERTIFICATE

--------------------------------------------------------------------------------

                                                                       EXHIBIT D
                                                         TO THE CREDIT AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

--------------------------------------------------------------------------------
                                                                       EXHIBIT E
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                            CLOSING DATE CERTIFICATE

--------------------------------------------------------------------------------
                                                                       EXHIBIT F
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              SOLVENCY CERTIFICATE

--------------------------------------------------------------------------------